UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 8.01.	Other Events.

Timing of the Filing of Financial Statements

In a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 15, 2006, The Mills Corporation (“TMC”) and The Mills Limited Partnership (“TMLP”) reported that they believed that they would file their 2005 Form 10-K on or about October 31, 2006. This timing was dependent on, among other things, completion of the restatement of prior years’ financial statements, the completion of the independent investigation being conducted by the Audit Committee of the Board of Directors of TMC, with the assistance of Gibson, Dunn & Crutcher, LLP, the Audit Committee’s independent counsel, and the completion of the audit of TMC’s and TMLP’s 2005 financial statements by Ernst & Young LLP (“E&Y”).

Due in part to the complexity of the restatement, the number of accounting adjustments and the number of years being restated, the time required to complete the independent investigation, the status of which is described below, and the time required by E&Y to complete its audit procedures, it has taken longer than expected to finalize TMC’s and TMLP’s 2005 Form 10-K. Accordingly, the registrants will not file their 2005 Form 10-K by the end of October, but instead currently expect that their 2005 audited financial statements will be completed and their 2005 Form 10-K will be filed with the SEC in approximately three to four weeks. The registrants’ first, second and third quarter 2006 Form 10-Qs are expected to be filed shortly after the 2005 Form 10-K is filed with the SEC.

Status of Audit Committee Investigation

As disclosed in a press release issued on February 23, 2006, the Audit Committee, advised by independent counsel, has been conducting an investigation (the “Investigation”) into various accounting issues, including those issues reported in TMC’s and TMLP’s Current Reports on Form 8-K filed January 6, February 24, March 17, May 11 and August 10, 2006, and various other issues that were brought to the attention of the Audit Committee and its independent counsel during the course of the Investigation. The Investigation is now essentially complete.

The Audit Committee has received oral reports from its independent counsel regarding the anticipated findings of the Investigation. The Audit Committee and its independent counsel also have kept TMC’s Board of Directors, E&Y and the staff of the SEC, Division of Enforcement, apprised regarding the anticipated findings of the Investigation. The Audit Committee and its independent counsel, subject to the identification by the registrants or E&Y of any additional issues prior to the filing of the registrants’ financial statements for the year ended December 31, 2005 and the registrants’ restated financial statements for certain prior years, expect to complete the Investigation by mid-November 2006.

Statements in this Current Report on Form 8-K that are not historical, including, among other things, as to the expected filing dates of the registrants’ 2005 Form 10-K and their Form 10-Qs for the first three quarters of 2006, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that the registrants’ actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including the length of time needed for the registrants to complete their 2005 financial statements, their 2005 Form 10-K and their Form 10-Qs for the first three quarters of 2006 and for E&Y to complete its procedures for any reason, including the detection of new errors or adjustments. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ RICHARD J. NADEAU

Name:	Richard J. Nadeau

Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ RICHARD J. NADEAU

Name:	Richard J. Nadeau

Title:	Executive Vice President and Chief Financial Officer

Date: October 30, 2006

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